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                                                                   EXHIBIT 10.16


                        AMENDMENT AND TRANSFER AGREEMENT

              PLAINS RESOURCES INC. 401(k) PLAN AND TRUST AND THE

                   PLAINS ALL AMERICAN 401(k) PLAN AND TRUST


          THIS AGREEMENT by Plains Resources Inc., a Delaware corporation (the "Sponsor"), Plains All American Inc., a Delaware corporation (the "Employer"), and Plains All American GP LLC, a Delaware limited liability company (the "Company"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Sponsor previously established the Plains Resources Inc. 401(k) Plan for the benefit of its eligible employees and their beneficiaries (the "Plan");

          WHEREAS, the Plan provides that any business organization may, with the approval of the Sponsor, adopt the Plan for all or any classification of its employees;

          WHEREAS, the Employer previously adopted the Plan for the benefits of its eligible employees and their beneficiaries;

          WHEREAS, the Company shall establish the Plains All American 401(k) Plan for the benefit of its eligible former employees and their beneficiaries (the "PAA Plan");

          WHEREAS, in connection with the transactions contemplated by multiple Unit Transfer and Contribution Agreements, dated as of May 8, 2001 or thereafter, each as amended from time to time (collectively, the "Contribution Agreement"), prior to the Closing Date of the Contribution Agreement, all of the property used in the trade or business of the Employer as general partner of Plains All American Pipeline, L.P. (the "MLP") will be transferred to the Company;

          WHEREAS, in connection with the Contribution Agreement, the Company will succeed to the management and business activities formerly performed by the Employer;
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          WHEREAS, in connection with the Contribution Agreement, the Sponsor, the Employer and the Company will enter into a Pension and Employee Benefits Assumption and Transition Agreement, effective as of June 8, 2001 (the "Transition Agreement"); and

          WHEREAS, the Sponsor, the Employer and the Company have agreed to transfer certain assets and liabilities from the Plan and the Plains Resources Inc. 401(k) Trust (the "Trust") to the PAA Plan and the Plains All American 401(k) Trust (the "PAA Trust") which represent 100 percent of the account balances of Transferred Employees, as defined in the Transition Agreement, who are participants in the Plan on the last day of the Transition Period, as defined in the Transition Agreement (the "Plan Participants");

          NOW, THEREFORE, effective as of the last day of the Transition Period, as defined in the Transition Agreement (the "Transfer Date"), the parties agree as follows:

          (1) As soon as practicable after the date hereof, the Company agrees to establish or designate, and maintain the PAA Plan, a defined contribution plan, to provide benefits to the Plan Participants which are substantially equivalent to the benefits provided to participants under the Plan (provided, however, that all matching contributions will be paid in cash). The PAA Plan shall be qualified under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") and shall provide the Plan Participants credit for service with the Sponsor and its affiliates (including the Employer) and their respective predecessors prior to the Transfer Date for all purposes for which service was recognized under the Plan.

          (2) As soon as practicable after the filing of the determination letter request described in paragraph (3) below, the Sponsor shall cause Wells Fargo Bank (Texas), N.A. ("Wells Fargo"), as trustee of the Trust, to transfer to the PAA Trust cash or assets in which the Plan Participants are currently invested (or with respect to participant loans granted prior to the Transfer Date, if any, such loans and any promissory notes or other documents evidencing such loans) in an amount equal to the account balances of Plan Participants as of a valuation date (the "Valuation Date") not more than 60 days preceding the date of transfer, increased by any contributions due for periods prior to and including the Transfer Date and not made as of the Valuation Date, reduced by any benefits paid during the period following such Valuation Date to the Transfer Date, and adjusted for any investment earnings or losses during the period following such Valuation Date to the Transfer Date (the "Transferred Assets"). All Section 411(d)(6) protected benefits attributable to the Transferred Assets shall continue to be available under the PAA Plan. The Sponsor, the Employer, the Plan, the Company and the PAA Plan hereby agree to comply with all requirements under the Employee Retirement Income Security Act of 1974, as

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     amended, and the Code, including but not limited to section 411 of the
     Code, that are applicable to such transfers.

          (3) No later than 60 days after the Transfer Date, the Company shall file a request for a determination letter with the Internal Revenue Service (the "IRS") that the PAA Plan and Trust satisfy the requirements for qualification under sections 401(a) and 401(k) of the Code. The Company agrees that it shall amend the PAA Plan in any respect as may be required by the IRS in order to receive a favorable determination letter from the IRS that the PAA Plan and Trust satisfy the requirements for qualification under sections 401(a) and 401(k) of the Code. No transfer shall be made until the Company files with the IRS the request for determination letter referred to in this paragraph (3).

          (4) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which will constitute one and the same Agreement and will be binding on the respective successors and assigns of the parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 8th day of June 2001.

                                 PLAINS RESOURCES INC.



                                 By   /s/ JAMES C. FLORES
                                   ----------------------
                                 Title Chairman and Chief Executive Officer
                                      --------------------------------------

                                 PLAINS ALL AMERICAN INC.



                                 By   /s/ GREG L. ARMSTRONG
                                   ------------------------
                                 Title  Chief Executive Officer
                                      -------------------------

                                 PLAINS ALL AMERICAN GP LLC  by
                                 PLAINS ALL AMERICAN INC., its Sole
                                 Member



                                 By   /s/ GREG L. ARMSTRONG
                                   ------------------------
                                 Title  Chief Executive Officer
                                      -------------------------

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